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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2006

                             NEENAH FOUNDRY COMPANY
             (Exact name of registrant as specified in its charter)

           WISCONSIN                      333-28751               39-1580331
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                               2121 BROOKS AVENUE
                                  P.O. BOX 729
                             NEENAH, WISCONSIN 54957
          (Address of Principal executive offices, including Zip Code)

                                 (920) 725-7000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

On October 20, 2006, Neenah Foundry Company (the "Company") announced that it is currently beginning to invest approximately $54 million in a major upgrade through the installation of a state-of-the-art mold line at its Neenah, WI facility to enhance operating efficiencies, increase capacity and provide expanded molding capabilities for its municipal products.

The Company also announced that it is presently disputing a claim from an investment bank for $3.34 million in fees allegedly arising from Tontine Capital Partners, L.P.'s acquisition of control of the Company in May 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEENAH FOUNDRY COMPANY


Date: October 20, 2006                 /s/ Gary W. LaChey
                                       -----------------------------------------
                                       Name: Gary W. LaChey
                                       Title: Corporate Vice President - Finance